Exhibit 10.21

EXTREME NETWORKS, INC.

NOTICE OF GRANT OF PERFORMANCE STOCK UNITS

(For U.S. Participants)

Extreme Networks, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Extreme Networks, Inc. 2013 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock on the terms and conditions set forth herein and in the Performance Stock Units Agreement attached hereto (the “Award Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Award Agreement.

Participant:	%%FIRST_NAME%-% %%LAST_NAME%-%	Employee ID:	%%EMPLOYEE_IDENTIFIER%-%
Date of Grant:	%%OPTION_DATE%-%
Target Number of Units:	%%TOTAL_SHARES_GRANTED%-%, subject to adjustment as provided by the Award Agreement.
Target Number of Stock Price Units:	One half of the Target Number of Units shall be “Stock Price Units” and shall be earned and vest based on the price of the Stock, as set forth below.
Target Number of TSR Units:	One half of the Target Number of Units shall be “TSR Units” and shall be earned and vest based on the Company’s relative total stockholder return, as set forth below.
Performance Period:	Subject to Section 8.1 of the Award Agreement, the period beginning May 4, 2017 and ending May 4, 2020.
Earned Units:
Stock Price Units:

The number of Stock Price Units that become Earned Units, if any, shall be determined as follows:

●   1/3rd of the Target Number of Stock Price Units shall become Earned Units if the Company’s Ending Average Stock Price is at least $8.96 but less than $11.63;

●   2/3rds of the Target Number of Stock Price Units shall become Earned Units if the Company’s Ending Average Stock Price is at least $11.63 but less than $13.15;

●   100% of the Target Number of Stock Price Units shall become Earned Units if the Company’s Ending Average Stock Price is at least $13.15 but less than $16.56; and

●   1 and 1/3rds times the Target Number of Stock Price Units shall become Earned Units if the Company’s Ending Average Stock Price equals or exceeds $16.56.

For the purposes of this Award Agreement, the Company’s “Ending Average Stock Price” shall mean the average adjusted closing stock price of the Stock for the 90 calendar days ending as of the last day of the Performance Period.

TSR Units:	The number of TSR Units that become Earned Units, if any, shall equal the product of the Target Number of TSR Units and the “Performance Multiplier”, calculated in accordance with Appendix A.
Vested Units:

Except as provided in the Award Agreement or a Superseding Agreement and provided that the Participant’s Service has not terminated prior to the Certification Date (as defined in the Award Agreement), the Earned Units for the Performance Period (if any) shall become Vested Units on the Certification Date.  Except as provided in the Award Agreement, any Units that do not become Vested Units on the Certification Date shall be forfeited and cancelled for no consideration.

Settlement Date:	Except as otherwise provided by the Award Agreement, for each Vested Unit, the day of, or as soon as practicable following, the Certification Date, but in any event no later than March 15, 2021.
Superseding Agreement:

By the Company’s authorized signature below and the Participant’s by electronic acceptance in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Award Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any.  The Participant acknowledges that copies of the Plan, the Award Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Award Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

EXTREME NETWORKS, INC.
6480 Via Del Oro
San Jose, California 95119

ATTACHMENTS:	2013 Equity Incentive Plan, as amended to the Date of Grant; Performance Stock Units Agreement and Plan Prospectus

2

EXTREME NETWORKS, INC.

PERFORMANCE STOCK UNITS AGREEMENT

(For U.S. Participants)

Extreme Networks, Inc. has granted to the Participant named in the Notice of Grant of Performance Stock Units (the “Grant Notice”) to which this Performance Stock Units Agreement (the “Agreement”) is attached an Award consisting of Performance Stock Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement.  The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Extreme Networks, Inc. 2013 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.Definitions and Construction.

1.1Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(a)“Average Closing Index Value” means the average of the daily closing index values of the Benchmark Index for all trading days falling within an applicable 90 calendar day period described in Section 1.1(e).

(b)“Average Per Share Closing Price” means the average of the daily closing prices per share of Stock as reported on the securities exchange constituting the primary market for the Stock for all trading days falling within an applicable 90 calendar day period described in Section 1.1(d).

(c)“Benchmark Index” means the S&P Small Cap 600 Capped Information Technology (sector) index.

(d)“Benchmark Index Total Return” means the percentage point increase or decrease in (i) the Average Closing Index Value for the 90 calendar days ending on the last day of the Performance Period over (ii) the Average Closing Index Value for the 90 calendar days ending on the last day immediately preceding the first day of the Performance Period.

(e)“Company Total Stockholder Return” means the percentage point increase or decrease in (i) the Average Per Share Closing Price for the 90 calendar days ending on the last day of the Performance Period over (ii) the Average Per Share Closing Price for the

90 calendar days ending on the last day immediately preceding the first day of the Performance Period.

1.2Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.The Award.

2.1Grant of Units.  The Company hereby grants to the Participant the Award set forth in the Grant Notice, which, depending on the extent to which a performance goal is attained during the Performance Period, may result in the Participant earning as little as zero (0) Units or as many as the Maximum Number of Units. Subject to the terms of this Agreement and the Plan, each Unit, to the extent it is earned and becomes a Vested Unit, represents a right to receive on the applicable Settlement Date one (1) share of Stock. Unless and until a Unit has been determined to be an Earned Unit and has vested and become a Vested Unit as set forth in the Grant Notice and this Agreement, the Participant will have no right to settlement of such Unit. Prior to settlement of any earned and vested Units, such Units will represent an unfunded and unsecured obligation of the Company.

2.2No Monetary Payment Required.  The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

3.Committee Certification of Vested Units.

3.1Certification of Ending Average Stock Price. As soon as practicable following completion of the Performance Period, but no later than thirty (30) days following such completion except as provided in Section 8.1, the Committee shall determine and certify in writing the Ending Average Stock Price and the Performance Multiplier attained for the Performance Period and the resulting number of Units which have become Earned Units (the date of such certification being the “Certification Date”).

3.2Adjustment for Leave of Absence or Part-Time Work. Unless otherwise required by law or Company policy, if the Participant takes one or more unpaid leaves of absence in excess of thirty (30) days in the aggregate during the Performance Period, the number of Units which would otherwise become Earned Units for the Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence. Unless otherwise required by law or Company policy, if the Participant commences working on a part-

time basis during the Performance Period, the Committee may, in its discretion, reduce on a pro rata basis (reflecting the portion of the Performance Period worked by the Participant on a full-time equivalent basis) the number of Units which would otherwise become Earned Units for the Performance Period, or provide that the number of Units which would otherwise become Earned Units for the Performance Period shall be reduced as provided by the terms of an agreement between the Participant and the Company pertaining to the Participant’s part-time schedule.

4.Vesting of Units.

4.1Normal Vesting. Except as otherwise provided by this Agreement, Earned Units shall vest and become Vested Units as provided in the Grant Notice.

4.2Effect of Termination of Service upon Vesting. Except as provided by Section 4.4 or a Superseding Agreement, if any, if the Participant’s Service terminates for any reason, all Units subject to the Award which have not become Vested Units as of the time of such termination of Service shall be subject to the Company Reacquisition Right (as defined by Section 5.1).

4.3Vesting Upon a Change in Control. In the event of a Change in Control, the vesting of Earned Units shall be determined in accordance with Section 8.1.

4.4Vesting Upon Termination Upon a Change in Control. In the event of the Participant’s “Termination Upon a Change in Control” (as defined by the the Extreme Networks, Inc. Executive Change in Control Severance Plan, as amended or its successor (the “Change in Control Plan”), the vesting of Earned Units subject to a Time-Vesting Unit Award shall be determined in accordance with Section 8.2.

5.Company Reacquisition Right.

5.1Grant of Company Reacquisition Right.  Except to the extent otherwise provided by Section 4.4 or a Superseding Agreement, if any, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

5.2Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments.  Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be.  For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

6.Settlement of the Award.

6.1Issuance of Shares of Stock.  Subject to the provisions of Section 6.3, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock.  The Settlement Date with respect to a Unit shall be the date on which such Unit becomes a Vested Unit  as provided by the Grant Notice (an “Original Settlement Date”); provided, however, that if the Original Settlement Date would occur on a date on which a sale by the Participant of the shares to be issued in settlement of the Vested Units would violate the Trading Compliance Policy of the Company, the Settlement Date for such Vested Units shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event on or before the 15th day of the third calendar month following calendar year of the Original Settlement Date.  Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s Trading Compliance Policy.

6.2Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice.  Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

6.3Restrictions on Grant of the Award and Issuance of Shares.  The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

6.4Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the Award.

7.Tax Withholding.

7.1In General.  At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of Units or the issuance of shares of Stock in settlement thereof.  The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

7.2Assignment of Sale Proceeds.  Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.

7.3Withholding in Shares.  The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

8.Effect of Change in Control.

In the event of a Change in Control, this Section 8 shall determine the treatment of the Units which have not otherwise become Vested Units.

8.1 Effect of Change in Control on Award. In the event of a Change in Control that occurs following the end of the Performance Period, the number of Earned Units shall, if not previously certified by the Committee in accordance with Section 3.1 and settled in accordance with Section 6, be determined and certified by the Committee in accordance with Section 3.1 and settled in accordance with Section 6 prior to the effective time of the Change in Control.  In the event of a Change in Control that occurs prior to the end of the Performance Period, the Performance Period shall be deemed to end on the day immediately preceding the Change in Control (the “Adjusted Performance Period”), and the number of Earned Units and the vesting thereof shall be determined for the Adjusted Performance Period in accordance with the following:

(a) Earned Units. The Committee shall determine and certify in writing no later than the day immediately preceding the Change in Control the number of Earned Units for the Adjusted Performance Period, provided that:

(i) for the Stock Price Units, the Ending Average Stock Price shall be deemed to be the price per share of Stock to be paid to the holder thereof in accordance with the definitive agreement governing the transaction constituting the Change in Control (or, in the absence of such agreement, the closing price per share of Stock on the last trading day of the Adjusted Performance Period as reported on the securities exchange constituting the primary market for the Stock) (the “Transaction Price”); and

(ii) for the TSR Units, (A) the Company Total Stockholder Return shall be determined as provided by Section 1.1, except that the Average Share Closing Price for the 90 calendar days ending on the last day of the Adjusted Performance Period shall be replaced with the Transaction Price and (B) the Benchmark Index Total Return shall be determined as provided by Section 1.1, except that the Average Closing Index Value shall be determined for the 90 calendar days ending on the last market trading day of the Adjusted Performance Period.

Immediately following the Committee’s determination pursuant to this Section 8.1(a), all Units subject to the Award which are not Earned Units (the “Unearned Units”) shall terminate and the Award, to the extent of the Unearned Units, shall cease to be outstanding.

(b) Vested Units. As of the last day of the Adjusted Performance Period and provided that the Participant’s Service has not terminated prior to such date, except as otherwise provided by a Superseding Agreement, a portion of the Earned Units determined in accordance with Section 8.1(a) shall become Vested Units (the “Accelerated Units”), with such portion determined by multiplying the total number of Earned Units by a fraction, the numerator of which equals the number of days contained in the Adjusted Performance Period and the denominator of which equals the number of days contained in the original Performance Period determined without regard to this Section. The Accelerated Units shall be settled in accordance Section 6 immediately prior to the effective time of the Change in Control.

(c) Unvested Units. Except as otherwise provided by Section 8.2, with respect to each Adjusted Performance Period, that portion of the Earned Units determined in accordance with Section 8.1(a) in excess of the number of Accelerated Units (such excess portion, a “Time-Vesting Unit Award”) shall become Vested Units in equal monthly installments determined from the effective date of the Change in Control (each of which shall be a “Vesting Date” for this purpose) over the remainder of the original Performance Period determined without regard to this Section, provided that the Participant’s Service has not terminated prior to the applicable Vesting Date. The Units subject to the Time-Vesting Unit Award which become Vested Units shall be settled on the applicable Settlement Date in accordance with Section 6, provided that payment for each Vested Unit shall be made in the amount and in the form of the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock). For the purposes of this Section 8.1(c), the Settlement Date shall occur upon or as soon as practicable following the applicable Vesting Date, but in any event no later than the 15th day of the third calendar month following the end of the calendar year in which the Vesting Date occurs.

8.2 Involuntary Termination Following Change in Control. This Section 8.2 shall apply only if the Participant is a participant in the Change in Control Plan. In the event that the Participant’s Service terminates due to “Termination Upon a Change in Control” (as such term or similar term is defined by the Change in Control Plan), then the vesting of each Time-Vesting Unit Award determined in accordance with Section 8.1(c) shall be accelerated, and the Units subject to such Time-Vesting Unit Award shall become Vested Units to the extent provided by the Change in Control Plan and the Participant’s Participation Agreement in such plan effective as of the date of the Participant’s termination of Service. Consistent with Section 8.1(a) and notwithstanding any provision of the Change in Control Plan or such Participation Agreement to the contrary, the provisions of the Change in Control Plan shall not apply to the Unearned Units, with respect to which the Award will have ceased to be outstanding as of the Change in Control. The Vested Units determined in accordance with this Section 8.2 shall be settled in accordance with Section 6, treating the date of the Participant’s termination of Service as the Vesting Date, provided that payment for each Vested Unit shall be made in the amount and in the form of the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock). For the purposes of this Section 8.2, the Settlement Date shall occur upon or as soon as practicable following the Vesting Date, but in any event no later than the 15th day of the third calendar month following the end of the calendar year in which the Vesting Date occurs.

9.Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder.  Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number.  Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9.  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

11.Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

12.Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance.  In connection with effecting such compliance with Section 409A, the following shall apply:

12.1Separation from Service; Required Delay in Payment to Specified Employee.  Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations.  Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

12.2Other Changes in Time of Payment.  Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

12.3Amendments to Comply with Section 409A; Indemnification.  Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant.  The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

12.4Advice of Independent Tax Advisor.  The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award.  The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

13.Miscellaneous Provisions.

13.1Administration. All questions of interpretation concerning the Grant Notice, this Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

13.2Termination or Amendment.  The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A.  No amendment or addition to this Agreement shall be effective unless in writing.

13.3Nontransferability of the Award.  Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

13.4Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.5Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.6Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 13.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 13.6(a).  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.6(a).

13.7Integrated Agreement.  The Grant Notice, this Agreement and the Plan, together with the Change in Control Plan and the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

13.8Applicable Law.  This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

13.9Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

APPENDIX A

TSR UNITS

ILLUSTRATION OF PERFORMANCE MULTIPLIER
AND RESULTING NUMBER OF EARNED UNITS

Percentage Point Difference of Company Total Stockholder Return Over/Under the Benchmark Index Total Return	Performance Differential (Percentage Point Difference of Company Total Stockholder Return Over/Under the Sum of the Benchmark Index Total Return and 25 Percentage Points)	Performance Multiplier*	Earned Units (Per 1,000 Target TSR Units)
40%	15.0	130.0%	1,300
35%	10.0	130.0%	1,300
30%	5.0	115.0%	1,150
29%	4.0	112.0%	1,120
28%	3.0	109.0%	1,090
27%	2.0	106.0%	1,060
26%	1.0	103.0%	1,030
25.5%	0.5	101.5%	1,015
25.1%	0.1	100.3%	1,003
25%	0	100.0%	1,000
24.9%	-0.1	99.6%	996
24.5%	-0.5	98.0%	980
24%	-1.0	96.0%	960
23%	-2.0	92.0%	920
22%	-3.0	88.0%	880
21%	-4.0	84.0%	840
20%	-5.0	80.0%	800
15%	-10.0	60.0%	600
10%	-15.0	40.0%	400
5%	-20.0	20.0%	200
0%	-25.0	0.0%	0
-5%	-30.0	0.0%	0

*Notwithstanding the applicable performance multiplier as set forth above, for purposes of the calculation of Earned Units, in the event that the Company Total Stockholder Return is negative, the maximum number of TSR Units that shall become Earned Units shall not exceed the Target Number of TSR Units as set forth in the Award Agreement.

**Linear interpolation will be used to determine the Performance Multiplier for percentage point differences achieved between the values listed in the Percentage Point Difference of Company Total Stockholder Return Over/Under the Benchmark Index Total Return column, provided that the Performance Multiplier for a percentage point difference less than 0% shall be zero and in no event shall the Performance Multiplier be in excess of 130%.

ILLUSTRATIONS OF CALCULATION OF EARNED UNITS

PER 1,000 TARGET TSR UNITS

Company Total Stockholder Return Exceeds Target of Benchmark Index Total Return + 25%

Assumptions:

Extreme Networks, Inc.:
Average Per Share Closing Price (beginning)		$10.00
Average Per Share Closing Price (ending)		$15.00

S&P Small Cap 600 IT Index:
Average Closing Index Value (beginning)		500.00
Average Closing Index Value (ending)		600.00

Computations:
Company Total Stockholder Return	((15.00 / 10.00) - 1) x 100	50.0%
Benchmark Index Total Return	((600 / 500) - 1) x 100	20.0%
Performance Multiplier	100 + (3 x (50.0 – 20.0 – 25.0))	115.0%
Earned Units	1,000 x 115.0%	1,150

Company Total Stockholder Return Is Less Than Target of Benchmark Index Total Return + 25%

Assumptions:

Extreme Networks, Inc.:
Average Per Share Closing Price (beginning)		$10.00
Average Per Share Closing Price (ending)		$13.00

S&P Small Cap 600 IT Index:
Average Closing Index Value (beginning)		500.00
Average Closing Index Value (ending)		600.00

Computations:
Company Total Stockholder Return	((13 / 10.00) - 1) x 100	30.0%
Benchmark Index Total Return	((600 / 500) - 1) x 100	20.0%
Performance Multiplier	100 + (4 x (30.0 – 20.0 – 25.0)	40.0%
Earned Units	1,000 x 40.0%	400

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